EX-99.a



ITEM 11(a)(2). EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON
               FORM 8-K.

     Those financial statement schedules required to be filed by Item 8 of this Form and the financial statements required by Regulation S-X (17 CFR 210) which are excluded from the annual report to stockholders by Rule 14a-3(b)(1).

     Listed below are current documents incorporated by reference and identified as having been previously filed with the Commission.

     The Original through the Nineteenth Supplemental Indentures of Interstate Power Company to The Chase Manhattan Bank and Carl E.
Buckley and C. J. Heinzelmann, as Trustees, dated January 1, 1948 securing First Mortgage Bonds (physically filed in Registration
Statement No. 33-59352 dated March 11, 1993 under the Securities Act of 1933 as Exhibits (4)(b) through (4)(t)).

     Twentieth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank and C. J. Heinzelmann, as Trustees, dated May 15, 1993 (physically filed in Registration Statement No. 33-59352 dated March 11, 1993 under the Securities Act of 1933 as Exhibit (4)(u)).

     Dividend Reinvestment and Stock Purchase Plan filed on Form S-3 covering the registration of 500,000 shares of Common Stock, dated May 11, 1993 (physically filed in Registration Statement No. 33-66244 under the Securities Act of 1933).

     Guaranty Agreement between Interstate Power Company and Commerce Union Bank as Trustee dated as of December 1, 1973 (City of Dubuque, Iowa $4,400,000 Pollution Control Revenue Bonds) (physically filed in Registration Statement No. 2-50685 as EXHIBIT 5-GG.1a).

     Security Agreement dated as of December 1, 1973 between Interstate Power Company (Guarantor) and Commerce Union Bank (Trustee) (City of Dubuque, Iowa $4,400,000 Pollution Control Revenue Bonds) (physically filed in Registration Statement No. 2-50685 as EXHIBIT 5-GG.1b).

     Guaranty Agreement between Interstate Power Company and Commerce Union Bank as Trustee dated as of December 1, 1973 (Town of Lansing, Iowa $3,700,000 Pollution Control Revenue Bonds) (physically filed in Registration Statement No. 2-50685 as EXHIBIT 5-GG.2a).

     Security Agreement dated as of December 1, 1973 between Interstate Power Company (Guarantor) and Commerce Union Bank (Trustee) (Town of Lansing, Iowa $3,700,000 Pollution Control Revenue Bonds) (physically filed in Registration Statement No. 2-50685 as EXHIBIT 5-GG.2b).

     Guaranty Agreement between Interstate Power Company and Commerce Union Bank as Trustee dated as of December 1, 1973 (City of Clinton, Iowa $900,000 Pollution Control Revenue Bonds) (physically filed in Registration Statement No. 2-50685 as EXHIBIT 5-GG.3a).

     Security Agreement dated as of December 1, 1973 between Interstate Power Company (Guarantor) and Commerce Union Bank (Trustee) (City of Clinton, Iowa $900,000 Pollution Control Revenue Bonds) (physically filed in Registration Statement No. 2-50685 as EXHIBIT 5-GG.3b).

     Registration Statement No. 33-32529 on Form S-8 covering the registration of $10,000,000 of participation interests, including the registration of up to 402,010 shares of Common Stock, par value $3.50 per share, of Interstate Power Company pursuant to its 401(k) Plan (filed with the Commission on December 12, 1989).

     IPC Development Co. Articles of Incorporation, State of Iowa dated May 24, 1978 (physically filed in Form 10-K for the Year Ended December 31, 1978 as EXHIBIT G).

     IPC Development Co. By-Laws adopted May 10, 1978 (physically filed in Form 10-K for the Year Ended December 31, 1978 as EXHIBIT H).

     By-Laws of Interstate Power Company as adopted April 20, 1925 and as amended May 7, 1991 (physically filed in Form 10-K for the Year Ended December 31, 1991 as EXHIBIT W).

     Restated Certificate of Incorporation of Interstate Power Company as originally filed April 18, 1925 and as amended effective through October 21, 1993 (filed in Form 10-K for the Year Ended December 31, 1993 as EX-3.a).

     Summary Plan Description for the Interstate Power Company 401(k) Plan dated November 30, 1993 (filed in Form 10-K for the Year Ended December 31, 1993 as EX-99.c).

     Interstate Power Company Supplemental Retirement Plan dated
October 8, 1990 (filed in Form 10-K for the Year Ended December 31, 1993 as EX-99.d).

     Interstate Power Company Irrevocable Trust Agreement dated
April 30, 1990 (filed in Form 10-K for the Year Ended December 31, 1993 as EX-99.f).

     Interstate Power Company Amended Deferred Compensation Plan as amended through January 30, 1990 (filed in Form 10-K for the Year Ended December 31, 1993 as EX-99.e).